PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	950 Third Avenue, 5th Floor		Chief Financial Officer
	New York, NY 10022		646-429-1818
ddoft@mdc-partners.com

 MDC PARTNERS INC. REPORTS STRONG RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2010

FIRST QUARTER HIGHLIGHTS:
•	Revenue increased to $136.2 million versus $126.7 million in Q1 2009, an increase of 7.5%
•	Organic revenue flat for Q1 2010 and trending to solid growth for the year
•	MDC EBITDA decreased to $7.8 million versus $11.2 million in the first quarter of 2009 due to timing of client wins and losses and investment in key talent
•	Net new business wins of $6.6 million for Q1 2010
•	Digital revenue reached 40.5% of total revenues in Q1 2010
•
Acquired majority stakes in TEAM Enterprises, a leading national experiential marketing platform; Sloane & Company, a strategic corporate public relations firm; and Allison & Partners, an award winning national public relations firm

•	Raising fiscal 2010 guidance due to improving trends and completion of accretive acquisitions
•	2010 revenue guidance raised to $620-635 million, an estimated increase of 13.6% to 16.3%
•	2010 MDC EBITDA guidance raised to $78-80 million, an estimated increase of 20.4% to 23.5%

NEW YORK, NY (May 4, 2010) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2010.

"We are very pleased with our first quarter results, particularly the market share gains we continue to achieve and our success in investing in great talent and in new partner firms, all of which further enhances our ability to generate free cash flow and earnings growth,” said Miles S Nadal, Chairman and Chief Executive Officer of MDC Partners.  “Our new business pipeline is strong; our financial discipline is paying off; we continue to make strategic, accretive acquisitions; and we have a set of assets already in place that are well situated to take advantage of the numerous market opportunities in front of us.  As such, we are significantly raising our fiscal 2010 financial guidance.”

Guidance for 2010 is adjusted as follows:

	Initial	Revised	Implied	Pro Forma	Implied
	2010	2010	Year over Year	2010	Year over Year
	Guidance	Guidance	Change	Estimate	Change
Revenue	$573 - $584 million	$620 - $635 million	+13.6% to +16.3%	$645 - $660 million	+18.1% to +20.9%

MDC EBITDA	$69 - $71 million	$78 - $80 million	+20.4% to +23.5%	$86 - $88 million	+32.7% to +35.8%

Free Cash Flow	$35 - $37 million	$41 - $43 million	+0.2% to +5.1%	$47 - $49 million	+14.9% to +19.8%
+ Change in Working Capital and Other	+$5 million	+$12 million		+$12 million
Total Free Cash Flow	$40 - $42 million	$53 - $55 million		$59 - $61 million

Note: The “Pro Forma 2010 Estimate” section of the above table accounts for recent acquisitions as if financial contributions to MDC occur for the entirety of 2010.

Consolidated revenue for the first quarter of 2010 was $136.2 million, an increase of 7.5% compared to $126.7 million in the first quarter of 2009.  MDC EBITDA (as defined) for the first quarter of 2010 was $7.8 million, a decrease of 30.3% compared to $11.2 million in the first quarter of 2009 driven by the timing of client wins and losses and our planned investment in talent.  Net income (loss) attributable to MDC Partners Inc. in the first quarter was a loss of ($10.2) million compared to nominal income in the first quarter of 2009.  Diluted earnings (loss) per share from continuing operations attributable to MDC Partners Inc. common shareholders for the first quarter of 2010 was a loss of ($0.38) compared with $0.01 per share in the same period of 2009.  Free cash flow (as defined) was an outflow of $1.9 million in the first quarter of 2010, compared with an inflow of $7.8 million in the first quarter of 2009.

“We continue to execute on our disciplined financial plan which we believe will lead to another year of industry leading growth, continued margin expansion, and increased free cash flow generation,” said David Doft, Chief Financial Officer.  “Our focus remains on optimizing our organic growth opportunities and supplementing them with highly accretive strategic acquisitions.  We believe that the combination of organic growth and the responsible deployment of capital will set us apart from other industry participants and will drive continued significant improvements in shareholder value creation.”

Conference Call

Management will host a conference call on May 5, 2010 at 8:00 a.m. (EST) to discuss our results.  The conference call will be accessible by dialing 1-647-427-7450 or toll free 1-888-231-8191.  An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Wednesday, May 19, 2010 by dialing 1-416-849-0833 or toll free 1-800-642-1687 (passcode 69738546#) or by visiting our website.

About MDC Partners Inc.

MDC Partners is a progressive Marketing and Communications Network, championing the most innovative entrepreneurial talent. MDC Partners provides strategic solutions and services to multinational clients in North America, Europe and Latin America. Our philosophy emphasizes the utilization of Strategy and High Value Creativity to drive growth and measurable impact for our clients. “MDC Partners is The Place Where Great Talent Lives.” The company’s Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting MDC EBITDA and EBITDA margin (as defined) for the three months ended March 31, 2010 and 2009; and (2) presenting Free Cash Flow and Free Cash Flow per Share (as defined) for the three months ended March 31, 2010 and 2009.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2010	2009

Revenue	$136,182	$126,738

Operating Expenses:
Cost of services sold	96,969	85,879
Office and general expenses	34,625	31,152
Depreciation and amortization	5,833	7,593
	137,427	124,624

Operating profit (loss)	(1,245)	2,114

Other Income (Expenses):
Other income (expense)	(613)	2,629
Interest expense and finance charges	(7,028)	(3,761)
Interest income	21	203

Income (loss) from continuing operations before income taxes
and equity in affiliates	(8,865)	1,185

Income tax expense	249	615

Income (loss) from continuing operations before equity in affiliates	(9,114)	570
Equity in earnings (loss) of non-consolidated affiliates	(104)	93

Income (loss) from continuing operations	(9,218)	663
Loss from discontinued operations, net of taxes	-	(252)
Net income (loss)	(9,218)	411
Net income attributable to the noncontrolling interests	(968)	(382)
Net income (loss) attributable to MDC Partners Inc.	$(10,186)	$29

Income (Loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.38)	$0.01
Discontinued operations	-	$(0.01)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$(0.38)	$0.00

Income (Loss) Per Common Share:
Diluted:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.38)	$0.01
Discontinued operations	-	$(0.01)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$(0.38)	$0.00

Weighted Average Number of Common Shares:
Basic	27,631,903	27,115,751
Diluted	27,631,903	27,115,751

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$91,525	$44,657	-	$136,182

Operating income (loss) as reported	$6,283	$(2,652)	$(4,876)	$(1,245)

Add:
Depreciation and amortization	3,301	2,439	93	5,833
Stock-based compensation	1,753	366	1,349	3,468
Acquisition deal costs	-	399	-	399
Deferred acquisition consideration adjustments to P&L	196	138	-	334

EBITDA *	11,533	690	(3,434)	8,789
margin	12.6%	1.5%		6.5%

Less income attributable to noncontrolling interests	(927)	(41)	-	(968)

MDC's Share of EBITDA**	$10,606	$649	$(3,434)	$7,821

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs and deferred acquisition consideration adjustments.

**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs and deferred acquisition consideration adjustments less net income attributable to noncontrolling interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2009

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$84,463	$42,275	-	$126,738

Operating income (loss) as reported	$6,799	$(679)	$(4,006)	$2,114

Add:
Depreciation and amortization	5,372	2,127	94	7,593
Stock-based compensation	433	190	1,274	1,897

EBITDA*	12,604	1,638	(2,638)	11,604
margin	14.9%	3.9%		9.2%

Less income attributable to noncontrolling interests	(676)	294	-	(382)

MDC's Share of EBITDA**	$11,928	$1,932	$(2,638)	$11,222

*
EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs and deferred acquisition consideration adjustments.

**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs and deferred acquisition consideration adjustments less net income attributable to noncontrolling interests.

SCHEDULE 3

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2010	2009
MDC EBITDA	$7,821	$11,222
Capital Expenditures	(2,762)	(830)
Cash Taxes	(645)	66
Cash Interest, net & Other	(6,287)	(2,640)

Free Cash Flow *	$(1,873)	$7,818

Diluted Common Shares Outstanding	27,631,903	27,115,751

Free Cash Flow per Share	$(0.07)	$0.29

* As defined by MDC Partners

SCHEDULE 4

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	March 31,	December 31,
	2010	2009

Assets
Current Assets:
Cash and cash equivalents	$21,247	$51,926
Accounts receivable, net	131,944	118,211
Expenditures billable to clients	23,226	24,003
Other current assets	10,706	8,105
Total Current Assets	187,123	202,245

Fixed assets, net	36,327	35,375
Investment in affiliates	1,473	1,547
Goodwill	338,142	301,632
Other intangible assets, net	39,765	34,715
Deferred tax assets	12,625	12,542
Other assets	17,611	16,463
Total Assets	$633,066	$604,519

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$69,967	$77,450
Accrued and other liabilities	65,694	66,967
Advance billings	80,907	65,879
Current portion of long term debt	1,308	1,456
Current portion of deferred acquisition consideration	21,258	30,645
Total Current Liabilities	239,134	242,397

Revolving credit facility	10,278	-
Long-term debt	216,928	216,490
Long-term portion of deferred acquisition consideration	16,690	-
Other liabilities	8,617	8,707
Deferred tax liabilities	9,005	9,051
Total Liabilities	500,652	476,645

Redeemable Noncontrolling Interests	29,868	33,728

Shareholders' Equity:
Common shares	219,993	218,533
Additional paid in capital	7,668	9,174
Accumulated deficit	(141,348)	(131,160)
Stock subscription receivable	(217)	(341)
Accumulated other comprehensive loss	(4,462)	(5,880)
MDC Partners Inc. Shareholders' Equity	81,634	90,326
Noncontrolling Interests	20,912	3,820
Total Equity	102,546	94,146

Total Liabilities, Redeemable Noncontrolling
Interests and Equity	$633,066	$604,519

SCHEDULE 5

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Three Months Ended March 31,
	2010	2009

Cash flows provided by continuing operating activities	$(11,218)	$928
Discontinued operations	-	(368)
Net cash provided by (used in) operating activities	(11,218)	560

Net cash used in investing activities	(26,143)	(4,121)

Net cash provided by continuing financing activities	6,788	8,924

Effect of exchange rate changes on cash and cash equivalents	(106)	(447)

Net increase (decrease) in cash and cash equivalents	$(30,679)	$4,916